Exhibit 10.1

THIS WARRANT AGREEMENT is made as of     , 2008, between iStar Acquisition Corp., a Delaware corporation, with offices at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036 (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, NY 10004 (the “Warrant Agent”).

WHEREAS, in connection with the Company’s formation, the Company issued 14,375,000 units the (“Initial Units”), each Initial Unit consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant entitling the holder thereof to purchase one share of Common Stock for $7.00, subject to adjustment as described herein (such warrants, the “Initial Warrants”);

WHEREAS, the Company has filed a registration statement (as amended, the “Registration Statement”), No. 333-147305, on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) in connection with an initial public offering (the “Initial Public Offering”) of 50,000,000 units of the Company (or up to 57,500,000 units if and to the extent that the underwriters exercise their over-allotment option) (the “Public Units”), each Public Unit consisting of one share of Common Stock and one warrant entitling the holder thereof to purchase one share of Common Stock for $7.00, subject to adjustment as described herein (such warrants, the “Public Warrants”);

WHEREAS, immediately prior to the completion of the Initial Public Offering, the Company shall sell and issue in a private placement to iStar Financial Inc., Jay Sugarman and Jay Nydick an aggregate of 10,000,000 Warrants (the “Private Placement Warrants”), each such Private Placement Warrant entitling the holder thereof to purchase one share of Common Stock for $7.00, subject to adjustment as described herein;

WHEREAS, immediately prior to the completion of the Initial Public Offering, the Company shall sell and issue in a private placement to iStar Financial Inc. an aggregate of 2,500,000 units (the “Private Placement Units”), each Private Placement Unit consisting of one share of Common Stock and one warrant entitling the holder thereof to purchase one share of Common Stock for $7.00, subject to adjustment as described herein (such warrants, the “Private Placement Unit Component Warrants”);

WHEREAS, immediately prior to the consummation of the Company’s Business Combination (as defined below), iStar Financial Inc. may purchase from the Company up to $25,000,000 of the Company’s units (the “Co-Investment Units”) at a price of $10.00 per Co-Investment Unit (to the extent such funds have not previously been used to make open market purchases of Common Stock pursuant to an agreement to be entered into by and among iStar Financial Inc., the Company and Banc of America Securities LLC), each such Co-Investment Unit consisting of one share of Common Stock and one warrant entitling the holder thereof to purchase one share of Common Stock for $7.00, subject to adjustment as described herein (such warrants, the “Co-Investment Warrants,” and together with the Initial Warrants, the Private Placement Warrants and the Private Placement Unit Component Warrants, the “Private Warrants”);

WHEREAS, the Initial Warrants, the Public Warrants, the Private Placement Warrants, the Private Placement Unit Component Warrants and the Co-Investment Warrants are collectively referred to herein as the “Warrants”;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption, exercise and cancellation of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.                                      Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.                                      Warrants.

2.1                                 Form of Warrant.  The Public Warrants shall be issued in registered form in substantially the form of Exhibit A hereto, the Initial Warrants shall be issued in registered form in substantially the form of Exhibit B hereto and the Private Placement Warrants, the Private Placement Unit Component Warrants and the Co-Investment Warrants shall be issued in registered form in substantially the form of Exhibit C hereto, the provisions of which exhibits are incorporated herein.  Each Warrant shall be signed by, or bear the facsimile signature of, (i) the Chairman of the Board of Directors, the President, the Chief Executive Officer or any Vice President of the Company and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.  In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.  All of the Public Warrants shall initially be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).

2.2                                 Effect of Countersignature.  Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3                                 Registration.

2.3.1                        Warrant Register.  The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfers of the Warrants.  Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register such Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.  All of the Public Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository.  Ownership of beneficial interests in the Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depository (such institution, with respect to a Public Warrant in its account, a “Participant”).

If the Depository subsequently ceases to make its book-entry settlement system available for the Public Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement.  In the event that the Public Warrants are not eligible for, or it is no longer necessary to have the Public Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificates”).

2.3.2                        Beneficial Owner; Registered Holder.  The term “beneficial owner” shall mean, on or after the Detachment Date (as defined below), any person in whose name ownership of a beneficial interest in the Public Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee, and prior to the Detachment Date, the person in whose name the Public Unit of which such Public Warrant or part thereof was originally part of, as registered upon the register relating to such Public Units.  Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (a “Registered Holder”) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4                                 Detachability of Warrants.

2.4.1                        Public Units.  The securities comprising the Public Units will not be separately transferable until five Business Days (or as soon as practicable thereafter) following the earlier to occur of (a) the expiration or termination of the underwriters’ over-allotment option or (b) the exercise in full by the underwriters of such option (the “Detachment Date”), subject in each case to the Company having filed a Current Report on Form 8-K with the Commission containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Initial Public Offering, including the proceeds received by the Company from the exercise of the underwriters’ over-allotment option, and having issued a press release announcing when the separate trading of such securities will begin.  For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

2.4.1                        Private Warrants.  The securities comprising the Private Warrants will be separately transferable at any time, subject to the transfer restrictions described in Section 5.

3.                                       Terms and Exercise of Warrants.

3.1                                 Exercise Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $7.00 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1.  The term “Exercise Price” as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.  The Company in its sole discretion may lower the Exercise Price at any time prior to the Expiration Date (as defined below); provided, however, that any change in the Exercise Price must apply equally to all of the Warrants, and provided, further, that any reduction in the Exercise Price must remain in effect for at least 20 Business Days.

3.2                                 Duration of Warrants.  The Warrants may be exercised only during the periods indicated below (the “Exercise Period”):

(i)                                     The Initial Warrants may only be exercised on a Business Day occurring after the last sale price of the Company’s Common Stock as reported on the American Stock Exchange LLC (“AMEX”), or any other principal stock exchange or automated quotation system on which the Common Stock is traded or quoted, equals or exceeds $13.75 per share, as such price may be adjusted pursuant to Section 4.3 (the “Floor Price”), for any 20 trading days within any 30 trading day period beginning on or after the date of the Company’s consummation of the Business Combination.

(ii)                                  The Public Warrants, the Private Placement Warrants, the Private Placement Unit Component Warrants and the Co-Investment Warrants may only be exercised on a Business Day occurring on or after the later of the consummation of the Business Combination by the Company and the first anniversary of the date of the final prospectus that forms a part of the Registration Statement.

“Business Combination” means the Company’s initial business combination, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination with one or more operating businesses meeting the conditions described in the Registration Statement and the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time.

The Exercise Period will terminate at 5:00 P.M., New York City time on the earlier to occur of (i) the fifth anniversary of the date of the final prospectus that forms a part of the Registration Statement and (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement (the “Expiration Date”).  Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.  The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.  Should the Company wish to extend the Expiration Date of the Warrants, the Company shall provide advance notice to the AMEX or any stock exchange on which the Warrants are listed in accordance with the applicable requirements of such exchange.

3.3                                 Terms and Exercise of Warrants.

3.3.1                        Method of Exercise.  A Registered Holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) an election to purchase (“Election to Purchase”) any shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the

Participant in accordance with the Depository’s procedures, and (iii) the Exercise Price for each Warrant to be exercised and all applicable taxes due in connection with the exercise of the Warrants, in lawful money of the United States of America; provided, however, that (1) holders of Public Warrants who exercise Public Warrants on an Exercise Date occurring after the date of a Redemption Notice and prior to the date fixed for redemption of the Public Warrants shall, if the Company so requires, pay the Exercise Price by surrendering such Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Public Warrants, multiplied by the difference between the Redemption Fair Market Value and the Exercise Price of the Public Warrants by (y) the Redemption Fair Market Value and (2) with respect to the Private Warrants, so long as the Private Warrants are held by their original purchaser or its Permitted Transferees (defined below), any holder of Private Warrants may, in lieu of payment of the Exercise Price, surrender its Private Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Private Warrants, multiplied by the difference between the Fair Market Value (defined below) and the Exercise Price by (y) the Fair Market Value.  For avoidance of doubt, in no event may a Registered Holder expect or compel the Company to deliver any consideration under a Warrant other than shares of Common Stock as described immediately above. “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the Election to Purchase by a holder of Private Warrants is sent to the Warrant Agent.   “Redemption Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the Registered Holders of such Public Warrants.  “Permitted Transferees” shall mean (i) immediate family members of the Registered Holder, (ii) affiliates of the Registered Holder, (iii) current and former directors, officers and employees of the Registered Holder, (iv) any charitable organizations, (v) trusts, the beneficiary of which is a member of the Registered Holder’s immediate family, (vi) any individual by virtue of the laws of descent and distribution upon the death of the Registered Holder, (vii) officers or directors of the Company, (viii) any individual pursuant to a qualified domestic relations order or (ix) corporations, partnerships, limited liability companies or other organizations, in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with an acquisition target.

If any of (A) the Definitive Warrant Certificate or the Book-Entry Warrant Certificate, (B) the Election to Purchase, (C) the Exercise Price therefor or (D) surrendered Warrants is received by the Warrant Agent after 5:00 P.M., New York City time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date.  If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day.  If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Registered Holder or Participant, as the case may be, as soon as practicable.  In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.  The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Registered Holder and the Warrant Agent.  Neither the Company nor the Warrant Agent shall have any obligation to inform a Registered Holder of the invalidity of any exercise of Warrants.

The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account.  The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

The Warrant Agent shall, by 11:00 A.M., New York City time, on the Business Day following the Exercise Date of any Warrant, advise the Company and the transfer agent and registrar in respect of (a) the shares of Common Stock issuable upon such exercise in accordance with the terms and conditions of this Agreement, (b) the instructions of each Registered Holder or Participant, as the case may be, with respect to delivery of the shares of Common Stock issuable upon such exercise, and the delivery of Definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or such transfer agent and registrar shall reasonably require.

The Company shall, by 5:00 P.M., New York City time, on the third Business Day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Exercise Price, execute, issue and deliver to the Warrant Agent, the shares of Common Stock to which such Registered Holder or Participant, as the case may be, is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder or the Participant, as the case may be.  Upon receipt of such shares of Common Stock, the Warrant Agent shall, by 5:00 P.M., New York City time, on the fifth Business Day next succeeding such Exercise Date, transmit such shares of Common Stock to or upon the order of the Registered Holder or Participant, as the case may be.

In lieu of delivering physical certificates representing the shares of Common Stock issuable upon exercise, provided the Company’s transfer agent is participating in the Depository Fast Automated Securities Transfer program, the Company shall use its reasonable efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon exercise to the Registered Holder or the Participant by crediting the account of the Registered Holder’s prime broker with the Depository or of the Participant through its Deposit Withdrawal Agent Commission system.  The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

The accrual of dividends, if any, on the shares of Common Stock issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such shares of Common Stock.  Starting with the Exercise Date, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of shares of Common Stock and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the shares of Common Stock shall be governed by, and shall be subject to, the terms and provisions generally applicable to such shares of Common Stock.

Warrants may be exercised only in whole numbers of shares of Common Stock.  No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2.1 of this

Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.  If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

The Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the shares of Common Stock upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any shares of Common Stock until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

3.3.2.                     Payment.  Subject to the provisions of the Warrant (including, but not limited to, the cashless exercise provisions applicable to the Warrants) and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Exercise Price for each whole share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

3.3.3.                     Issuance of Certificates.  As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Company shall issue to the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised.  Notwithstanding the foregoing and subject to Section 7.4 of this Agreement, the Company shall not be obligated to deliver any shares of Common Stock and shall have no obligation to settle the Warrant exercise unless a registration statement under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is effective and a current prospectus is on file with the Commission and available for use or, in the opinion of counsel to the Company, the issuance of the Common Stock upon the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Registered Holder resides.  Notwithstanding anything to the contrary in this Agreement, and other than with respect to the cashless exercise provisions applicable to the Warrants, under no circumstances will the Company be required to net cash settle the Warrant exercise.  Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise or issuance would be unlawful.  For the avoidance of doubt, as a result of this Section 3.3.3, any or all of the Warrants may expire unexercised.

In no event shall the registered Holder of a Warrant be entitled to receive any monetary damages if the Common Stock underlying the Warrants have not been registered by the Company pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent, provided the Company has fulfilled its obligation to use its reasonable efforts to effect such registration and ensure a current prospectus is available for delivery by the Warrant Agent.

3.4                                 Valid Issuance.  All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.5                                 Date of Issuance.  Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.                                       Adjustments.

4.1                                 Stock Dividends – Split-Ups.  If after the date hereof, and subject to the provisions of Section 4.7, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

4.2                                 Extraordinary Dividend.  If the Company, at any time during the Exercise Period, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in Sections 4.1, 4.3 or 4.5, (b) regular quarterly or other periodic dividends, (c) in connection with the conversion rights of the holders of Common Stock upon consummation by the Company of a Business Combination, or (d) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a Business Combination (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Exercise Price and the Floor Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock (or other shares of the Company’s capital stock, into which the Warrants are convertible) in respect of such Extraordinary Dividend.

4.3                                 Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 4.7, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.4                                 Adjustments in Exercise Price and Floor Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 and 4.3 above, each of the Exercise Price and the Floor Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price and Floor Price, as the case may be, immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (b) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter; provided, that, with respect to any adjustments occurring prior to the completion of the Initial Public Offering, the Company may determine not to adjust the Exercise Price and the Floor Price.

4.5                                 Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1 or 4.3 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Registered Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Registered Holder of the number of shares of Common Stock of the Company obtainable upon exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 4.1 or 4.3, then such adjustment shall be made pursuant to Sections 4.1, 4.3, 4.4 and this Section 4.5.  The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.6                                 Notices of Changes in Warrant.  Upon every adjustment of the Exercise Price, Floor Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price or Floor Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4 or 4.5, then, in any such event, the Company shall give written notice to each Registered Holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7                                 No Fractional Shares.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants.  If, by reason of any adjustment made pursuant to this Section 4 or by reason of any cashless exercise pursuant to Sections 3.3.1 or 6.1, the Registered Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Registered Holder.

4.8                                 Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.                                       Transfer and Exchange of Warrants.

5.1                                 Transfer of Warrants.

(a)                                  Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only as part of the Public Units in which such Warrants are included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Public Unit.  For the avoidance of doubt, each transfer of a Public Unit on the register relating to such Public Units shall operate also to transfer the Warrants included in such Public Unit;

(b)                                 the Initial Warrants and the Co-Investment Warrants (and the Common Stock issuable upon exercise of such Warrants) may not be transferred, assigned or sold, other than to a Permitted Transferee, until one year after the consummation by the Company of a Business Combination, unless, in the case of the Initial Warrants, subsequent to the consummation by the Company of a Business Combination, (i) the closing price of the Common Stock equals or exceeds the Floor Price for any 20 trading days within a 30 trading day period or (ii) the Company consummates a subsequent merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(c)                                  the Private Placement Warrants and the Private Placement Unit Component Warrants (and the Common Stock issuable upon exercise of such Warrants) may not be transferred, assigned or sold, other than to a Permitted Transferee, until after the consummation by the Company of a Business Combination.

5.2                                 Registration of Transfer.  Subject to Section 5.3 below, the Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer.  Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent.  The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.3                                 Procedure for Surrender of Warrants.  Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.  Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.4                                 Fractional Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange that will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

5.5                                 Service Charges.  No service charge shall be made for any exchange or registration of transfer of Warrants.

5.6                                 Warrant Execution and Countersignature.  The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.                                       Redemption.

6.1                                 Redemption.

(a)                                  Subject to Section 6.4 hereof, not less than all of the outstanding Public Warrants may be redeemed at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant (the “Redemption Price”), provided that the last sale price of the Common Stock on the AMEX, or any other principal stock exchange or automated quotation system on which the Common Stock may be traded or quoted, equals or exceeds the Floor Price (subject to proportionate adjustment to reflect adjustment to the Exercise Price as provided in Section 4.4) for any 20 trading days within a 30 trading day period ending three Business Days prior to the date on which notice of redemption is given, and a registration statement under the Securities Act relating to shares of Common Stock issuable upon exercise of the Public Warrants is effective and expected to remain effective to and including the Redemption Date (as defined below) and a prospectus relating to the shares of Common Stock issuable upon exercise of the Public Warrants is filed and available for use to and including the Redemption Date.

(b)                                 The Private Warrants shall not be subject to redemption by the Company.

6.2                                 Date Fixed for, and Notice of, Redemption.  In the event the Company shall elect to redeem all of the outstanding Public Warrants, the Company shall fix a date for the redemption, which date shall be prior to the expiration of the Warrants (the “Redemption Date”).  Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Registered Holders of the Public Warrants at their last addresses as they shall appear in the Warrant Register (the “Redemption Notice”).  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date sent whether or not the Registered Holder received such notice.

6.3                                 Exercise After Notice of Redemption.  The Public Warrants may be exercised for cash or, if required by the Company, on a cashless basis, in accordance with Section 3.3.1 of this Agreement at any time after the Redemption Notice shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption.  On and after the Redemption Date, the Registered Holder of the Public Warrants shall have no further rights except to receive, upon surrender of the Public Warrants, the Redemption Price.

6.4                                 Outstanding Warrants Only.  The Company understands that the redemption rights provided for by this Section 6 apply only to outstanding Public Warrants.  To the extent a person holds rights to purchase Public Warrants, such purchase rights shall not be extinguished by redemption.  However, once such purchase rights are exercised, the Company may redeem the Public Warrants issued upon such exercise, provided that the criteria for redemption are met, including the opportunity of the Public Warrant holders to exercise prior to redemption pursuant to Section 3.3.1.

7.                                       Other Provisions Relating to Rights of Holders of Warrants.

7.1                                 No Rights as Stockholder.  A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights, to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders for the election of directors of the Company or any other matter.

7.2                                 Lost, Stolen, Mutilated, or Destroyed Warrants.  If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed.  Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3                                 Reservation of Common Stock.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4                                 Registration of Common Stock.  Prior to the commencement of the Exercise Period, the Company shall use its reasonable efforts to prepare and file with the Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration under the Securities Act of, and it shall to take such action as may be necessary to qualify for sale, in those states in which the Public Warrants were initially offered by the Company, the shares of Common Stock issuable upon exercise of the Public Warrants.  In either case, the Company shall use its reasonable efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and to maintain the effectiveness of such registration statement and ensure that a current prospectus is on file with the Commission until the expiration of the Public Warrants in accordance with the provisions of this Agreement; provided, however, that the Company shall not be obligated to deliver shares of Common Stock, and shall not have penalties nor be liable to the Registered Holder for failure to deliver shares of Common Stock pursuant to Section 3, if a registration statement is not effective or a current prospectus is not on file with the Commission at the time of exercise of the Warrant by the holder.  For the avoidance of doubt, the Company may be liable to a Warrant holder for failure to fulfill its obligations to use its reasonable efforts pursuant to this Section 7.4.

7.5                                 Delivery of Prospectus or Notice.  Upon the exercise of any Warrant, if the Company requests, the Warrant Agent shall deliver to the Holder of such Warrant, prior to or concurrently with the delivery of the shares of Common Stock issued upon such exercise, in accordance with the Company’s request, either (a) a prospectus relating to the shares of Common Stock deliverable upon exercise of Warrants and complying in all material respects with the Securities Act, or (ii) the notice referred to in Rule 173 under the Securities Act.

8.                                       Concerning the Warrant Agent and Other Matters.

8.1                                 Payment of Taxes.  The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares of Common Stock.

8.2                                 Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1                        Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ prior written notice to the Company.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or any Registered Holder (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost.  Any successor warrant agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers, and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor warrant agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2                        Notice of Successor Warrant Agent.  In the event a successor warrant agent shall be appointed, the Company shall give notice thereof to the predecessor warrant agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

8.2.3                        Merger or Consolidation of Warrant Agent.  Any corporation or other entity into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor warrant agent under this Agreement without any further act.

8.3                                 Fees and Expenses of Warrant Agent.

8.3.1                        Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and shall reimburse the Warrant Agent upon written demand for all reasonable expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2                        Further Assurances.  The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4                                 Liability of Warrant Agent.

8.4.1                        Reliance on Company Statement.  Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, President or Chairman of the Board of the Company and delivered to the Warrant Agent.  The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2                        Indemnity.

(i)                                     The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.  The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s negligence, willful misconduct, or bad faith.

(ii)                                  In case any action arising out of this Agreement is brought against the Warrant Agent, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, and after notice from the Company to the Warrant Agent of its election so to assume the defense, the Company will not be liable to the Warrant Agent under this Section 8.4.2(ii) for any legal or other expenses subsequently incurred by the Warrant Agent in connection with the defense thereof.  The Warrant Agent shall not, without the prior written consent of the Company, effect any settlement of any pending or threatened action hereunder.

8.4.3                        Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

8.5                                 Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

8.6                                 Waiver.  The Warrant Agent hereby waives any and all right, or set-off of any and all title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, to be entered into by and between the Company and the Warrant Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the funds in the Trust Account for any reason whatsoever including, without limitation, pursuant to Section 8.4.2.

9.                                       Miscellaneous Provisions.

9.1                                 Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2                                 Notices.  Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Registered Holder to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

iStar Acquisition Corp.
1114 Avenue of the Americas, 39th Floor
New York, NY 10036
Attn:  Jay Nydick, Chief Executive Officer and President

with a copy in each case to:

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Attn:  Kathleen L. Werner, Esq.

Any notice, statement or demand authorized by this Agreement to be given or made by any Registered Holder or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Compliance Department

9.3                                 Applicable Law.  The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without giving effect to conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.  Each of the Company and the Warrant Agent hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York.  The Company and the Warrant Agent hereby waive any objections to such non-exclusive jurisdiction and that such courts represent an inconvenience forum.  Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Warrant Agent in any action, proceeding or claim; provided, that, such service shall not preclude any other manner of service permitted by law.

9.4                                 Amendment.  This Agreement and the Warrant Certificate issued hereunder may be amended by the parties hereto without the consent of any Registered Holder or any underwriter for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders.  All other modifications or amendments, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the written consent of the Registered Holders of a majority of the then outstanding Warrants and no modification or amendment shall affect the Initial Warrants, the Public Warrants, the Private Placement Warrants, the Private Placement Unit Component Warrants and the Co-Investment Warrants differently from one another.  Notwithstanding the foregoing, the Company may lower the Exercise Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2 hereof, without such consent.

9.5                                 Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders and, for the purposes of Sections 6.4 and 7.4 hereof, the underwriters, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  The underwriters shall be deemed to be third-party beneficiaries of this Agreement with respect to Sections 6.4 and 7.4 hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto (and the underwriters with respect to Sections 6.4 and 7.4 hereof) and their successors and assigns and of the Registered Holders of the Warrants.

9.6                                 Examination of the Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant.  The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.7                                 Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.8                                 Effect of Headings.  The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Attest:	iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: Chief Executive Officer and President

Attest:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title: